Exhibit 4(f)2

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                         ONCOR ELECTRIC DELIVERY COMPANY
                    (FORMERLY TXU ELECTRIC DELIVERY COMPANY)

                                      TO

                              THE BANK OF NEW YORK,
                         (FORMERLY IRVING TRUST COMPANY)

                                               TRUSTEE UNDER THE TEXAS UTILITIES
                                               ELECTRIC COMPANY MORTGAGE AND
                                               DEED OF TRUST, DATED AS OF
                                               DECEMBER 1, 1983

                                ---------------

                       SIXTY-FIFTH SUPPLEMENTAL INDENTURE



                        PROVIDING AMONG OTHER THINGS FOR
                              FIRST MORTGAGE BONDS,
                             6.375% SERIES DUE 2015
                                       AND
                              FIRST MORTGAGE BONDS,
                             7.250% SERIES DUE 2033



                                ---------------

                          DATED AS OF DECEMBER 1, 2002


================================================================================


             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS



                       SIXTY-FIFTH SUPPLEMENTAL INDENTURE

                                ---------------

     INDENTURE, dated as of December 1, 2002, between ONCOR ELECTRIC DELIVERY COMPANY (formerly TXU Electric Delivery Company), a corporation of the State of Texas, whose address is 500 N. Akard Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by Texas Utilities Electric Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the Sixty-fifth Supplemental Indenture) being supplemental thereto;

     WHEREAS, the Company, under its then name, TXU Electric Delivery Company, succeeded to and was substituted for TXU Electric Company, formerly known as said Texas Utilities Electric Company, now known as TXU US Holdings Company (hereinafter sometimes called the Predecessor Company) effective as of January 1, 2002 under the Mortgage with the same effect as if the Company had been named therein; and

     WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

     WHEREAS, the Predecessor Company executed and delivered to the Trustee the following supplemental indentures:

                         DESIGNATION                           DATED AS OF
                         -----------                           -----------

First Supplemental Indenture.................................. April 1, 1984
Second Supplemental Indenture................................. September 1, 1984
Third Supplemental Indenture.................................. April 1, 1985
Fourth Supplemental Indenture................................. August 1, 1985
Fifth Supplemental Indenture.................................. September 1, 1985
Sixth Supplemental Indenture.................................. December 1, 1985
Seventh Supplemental Indenture................................ March 1, 1986
Eighth Supplemental Indenture................................. May 1, 1986
Ninth Supplemental Indenture.................................. October 1, 1986
Tenth Supplemental Indenture.................................. December 1, 1986
Eleventh Supplemental Indenture............................... December 1, 1986

                         DESIGNATION                           DATED AS OF
                         -----------                           -----------

Twelfth Supplemental Indenture................................ February 1, 1987
Thirteenth Supplemental Indenture............................. March 1, 1987
Fourteenth Supplemental Indenture............................. April 1, 1987
Fifteenth Supplemental Indenture.............................. July 1, 1987
Sixteenth Supplemental Indenture.............................. September 1, 1987
Seventeenth Supplemental Indenture............................ October 1, 1987
Eighteenth Supplemental Indenture............................. March 1, 1988
Nineteenth Supplemental Indenture............................. May 1, 1988
Twentieth Supplemental Indenture.............................. September 1, 1988
Twenty-first Supplemental Indenture........................... November 1, 1988
Twenty-second Supplemental Indenture.......................... January 1, 1989
Twenty-third Supplemental Indenture........................... August 1, 1989
Twenty-fourth Supplemental Indenture.......................... November 1, 1989
Twenty-fifth Supplemental Indenture........................... December 1, 1989
Twenty-sixth Supplemental Indenture........................... February 1, 1990
Twenty-seventh Supplemental Indenture......................... September 1, 1990
Twenty-eighth Supplemental Indenture.......................... October 1, 1990
Twenty-ninth Supplemental Indenture........................... October 1, 1990
Thirtieth Supplemental Indenture.............................. March 1, 1991
Thirty-first Supplemental Indenture........................... May 1, 1991
Thirty-second Supplemental Indenture.......................... July 1, 1991
Thirty-third Supplemental Indenture........................... February 1, 1992
Thirty-fourth Supplemental Indenture.......................... April 1, 1992
Thirty-fifth Supplemental Indenture........................... April 1, 1992
Thirty-sixth Supplemental Indenture........................... June 1, 1992
Thirty-seventh Supplemental Indenture......................... June 1, 1992
Thirty-eighth Supplemental Indenture.......................... August 1, 1992
Thirty-ninth Supplemental Indenture........................... October 1, 1992
Fortieth Supplemental Indenture............................... November 1, 1992
Forty-first Supplemental Indenture............................ December 1, 1992
Forty-second Supplemental Indenture........................... March 1, 1993
Forty-third Supplemental Indenture............................ April 1, 1993
Forty-fourth Supplemental Indenture........................... April 1, 1993
Forty-fifth Supplemental Indenture............................ May 1, 1993
Forty-sixth Supplemental Indenture............................ July 1, 1993
Forty-seventh Supplemental Indenture.......................... October 1, 1993
Forty-eighth Supplemental Indenture........................... November 1, 1993
Forty-ninth Supplemental Indenture............................ May 1, 1994
Fiftieth Supplemental Indenture............................... May 1, 1994
Fifty-first Supplemental Indenture............................ August 1, 1994
Fifty-second Supplemental Indenture........................... April 1, 1995
Fifty-third Supplemental Indenture............................ June 1, 1995
Fifty-fourth Supplemental Indenture........................... October 1, 1995
Fifty-fifth Supplemental Indenture............................ March 1, 1996

                         DESIGNATION                           DATED AS OF
                         -----------                           -----------

Fifty-sixth Supplemental Indenture............................ September 1, 1996
Fifty-seventh Supplemental Indenture.......................... February 1, 1997
Fifty-eighth Supplemental Indenture........................... July 1, 1997
Fifth-ninth Supplemental Indenture............................ March 1, 1999
Sixtieth Supplemental Indenture............................... December 1, 2000
Sixty-first Supplemental Indenture............................ February 1, 2001
Sixty-second Supplemental Indenture........................... July 1, 2001


which supplemental indentures were recorded or filed as required in the State of Texas; and

     WHEREAS, the Predecessor Company has heretofore issued as of November 30, 2002, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:

                                                                         Principal Amount    Principal Amount
                            Series                                            Issued           Outstanding
                            ------                                       ----------------    ----------------

12% Series due March 1, 1985 .....................................       $  1,000,000               None
13 5/8% Series due April 1, 2014 .................................        100,000,000               None
13 1/2% Series due September 1, 2014 .............................        150,000,000               None
12 7/8 % Series due April 1, 2015 ................................        150,000,000               None
12% Series due August 1, 2015 ....................................        100,000,000               None
12% Series due September 1, 2015 .................................         75,000,000               None
11 1/8% Series due December 1, 2015 ..............................        150,000,000               None
9 3/8% Series due March 1, 2016 ..................................        200,000,000               None
9 3/4% Series due May 1, 2016.....................................        200,000,000               None
Pollution Control Series C........................................         70,000,000               None
Pollution Control Series D........................................        200,000,000               None
9 1/2% Series due December 1, 2016................................        300,000,000               None
9 1/4% Series due February 1, 2017................................        250,000,000               None
Pollution Control Series E........................................        100,000,000               None
10 1/2% Series due April 1, 2017..................................        250,000,000               None
9 1/2% Series due July 1, 1997....................................        150,000,000               None
10 1/2% Series due July 1, 2017...................................        150,000,000               None
Pollution Control Series F........................................         55,000,000               None
Pollution Control Series G........................................         12,000,000               None
Pollution Control Series H........................................        112,000,000               None
Pollution Control Series I........................................        100,000,000               None
10 3/8% Series due May 1, 1998....................................        150,000,000               None
11 3/8% Series due May 1, 2018....................................        150,000,000               None
Secured Medium-Term Notes, Series A ..............................        300,000,000               None
10.44% Series due November 1, 2008 ...............................        150,000,000               None
Pollution Control Series J .......................................        100,000,000               None


                                       3


                                                                         Principal Amount    Principal Amount
                                 Series                                       Issued           Outstanding
                                 ------                                  ----------------    ----------------

9 1/2% Series due August 1, 1999 .................................       $200,000,000               None
10% Series due August 1, 2019 ....................................        100,000,000               None
9 7/8% Series due November 1, 2019 ...............................        150,000,000               None
Secured Medium-Term Notes, Series B...............................        150,000,000        $14,200,000
Pollution Control Series K........................................         50,000,000               None
Pollution Control Series L........................................         40,000,000               None
10 5/8% Series due September 1, 2020..............................        250,000,000               None
Secured Medium-Term Notes, Series C...............................        150,000,000               None
8 1/4% Pollution Control Series due October 1, 2020 ..............         11,000,000               None
7 7/8% Pollution Control Series due March 1, 2021 ................        100,000,000               None
9 3/4% Series due May 1, 2021.....................................        300,000,000               None
Pollution Control Series M due June 1, 2021.......................         86,250,000               None
Pollution Control Series N due June 1, 2021.......................         57,500,000               None
Pollution Control Series O due June 1, 2021.......................         57,500,000               None
Pollution Control Series P due June 1, 2021 ......................        115,000,000               None
8 1/8% Series due February 1, 2002 ...............................        150,000,000               None
8 7/8 % Series due February 1, 2022 ..............................        175,000,000               None
8 1/4% Series due April 1, 2004 ..................................        100,000,000        100,000,000
9% Series due April 1, 2022 ......................................        100,000,000               None
6 3/4% Pollution Control Series due April 1, 2022 ................         50,000,000               None
7 1/8% Series due June 1, 1997 ...................................        150,000,000               None
8% Series due June 1, 2002 .......................................        147,000,000               None
6 5/8% Pollution Control Series due June 1, 2022 .................         33,000,000               None
6 3/8% Series due August 1, 1997 .................................        175,000,000               None
7 3/8% Series due August 1, 2001 .................................        150,000,000               None
8 1/2% Series due August 1, 2024 .................................        175,000,000               None
6.70% Pollution Control Series due October 1, 2022 ...............         16,935,000               None
6.55 % Pollution Control Series due October 1, 2022 ..............         40,000,000               None
7 3/8% Series due November 1, 1999 ...............................        100,000,000               None
8 3/4% Series due November 1, 2023 ...............................        200,000,000        102,550,000
6 1/2% Pollution Control Series due December 1, 2027 .............         46,660,000               None
6 3/4% Series due March 1, 2003 ..................................        200,000,000        194,475,000
7 7/8% Series due March 1, 2023...................................        300,000,000        223,770,000
6.05% Pollution Control Series due April 1, 2025..................         90,000,000               None
6.10 % Pollution Control Series due April 1, 2028 ................         50,000,000               None
5 7/8% Series due April 1, 1998 ..................................        175,000,000               None
6 3/4% Series due April 1, 2003 ..................................        100,000,000         95,000,000
7 7/8% Series due April 1, 2024...................................        225,000,000         32,743,000
Pollution Control Series due June 1, 2023.........................        115,000,000               None
5 3/4% Series due July 1, 1998....................................        150,000,000               None
6 3/4% Series due July 1, 2005....................................        100,000,000         92,000,000
7 5/8% Series due July 1, 2025....................................        250,000,000        214,750,000


                                       4


                                                                         Principal Amount    Principal Amount
                                 Series                                       Issued           Outstanding
                                 ------                                  ----------------    ----------------

5 1/2% Series due October 1, 1998.................................      $125,000,000                None
6 1/4% Series due October 1, 2004...................................     125,000,000        $120,595,000
7 3/8% Series due October 1, 2025.................................       300,000,000         178,000,000
5 1/2% Pollution Control Series due May 1, 2022.....................      50,000,000                None
5.55% Pollution Control Series due May 1, 2022 ...................        75,000,000                None
5.85% Pollution Control Series due May 1, 2022 ...................        33,465,000                None
Floating Rate Series due May 1, 1999 .............................       300,000,000                None
Pollution Control Series Q due May 1, 2029........................        45,045,500                None
Pollution Control Series R due May 1, 2029 .......................        45,045,500                None
0% Series due 1994................................................     1,013,831,000                None
Pollution Control Series S due April 1, 2030......................        58,270,500                None
Pollution Control Series T due April 1, 2030......................        18,400,000                None
Pollution Control Series U........................................       136,108,250                None
Pollution Control Series V........................................       136,108,250                None
Pollution Control Series W........................................        13,857,500                None
Pollution Control Series X........................................        21,246,250                None
Secured Medium-Term Notes, Series D ..............................       201,150,000                None
Pollution Control Series Y........................................        28,819,000                None
Pollution Control Series Z........................................        66,642,500                None
Pollution Control Series AA.......................................        28,750,000                None
Pollution Control Series AB.......................................        28,750,000                None
Pollution Control Series AC.......................................        70,397,250                None
Pollution Control Series AD.......................................        57,500,000                None
Pollution Control Series AE.......................................        57,500,000                None
Pollution Control Series AF.......................................        36,000,750                None
Pollution Control Series AG.......................................        28,801,750                None
Pollution Control Series AH.......................................        33,079,750                None
Pollution Control Series AI.......................................        59,253,750                None
Pollution Control Series AJ.......................................        13,800,000                None
Pollution Control Series AK.......................................       250,163,335                None
Floating Rate Series A due December 20, 2002......................       150,000,000                None
Floating Rate Series B due December 20, 2002......................       425,000,000                None
Collateral Series A...............................................     3,839,650,000                None
Floating Rate Series C due June 15, 2003..........................       400,000,000         400,000,000


which bonds are also hereinafter sometimes called bonds of the First through One Hundred Second Series, respectively; and


     WHEREAS, the Predecessor Company and the Company, under its then name, said TXU Electric Delivery Company, executed and delivered to the Trustee the Sixty-third Supplemental Indenture effective as of January 1, 2002 pursuant to which the Company succeeded to and was substituted for the Predecessor Company under the Mortgage with the same effect as if the Company had been named therein, all as provided in Section 18.02 of the Original Indenture; and

     WHEREAS, said Sixty-third Supplemental Indenture was recorded or filed as required in the State of Texas; and

     WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:

                     DESIGNATION                                     DATED AS OF
                     -----------                                     -----------
Sixty-fourth Supplemental Indenture............................      May 1, 2002


which supplemental indenture was recorded or filed as required in the State of Texas; and

     WHEREAS, the Company has heretofore issued as of November 30, 2002, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage Bonds:

                                                                         Principal Amount    Principal Amount
                            Series                                            Issued           Outstanding
                            ------                                       ----------------    ----------------

6.375% Series due 2012 ...........................................       $700,000,000        $700,000,000
7.000% Series due 2032 ...........................................        500,000,000         500,000,000


which bonds are also hereinafter sometimes called bonds of the One Hundred Third Series and One Hundred Fourth Series, respectively; and

     WHEREAS, by the Original Indenture as heretofore supplemented, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

     WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create two new series of bonds and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

     WHEREAS, the execution and delivery by the Company of this Sixty-fifth Supplemental Indenture, and the terms of the bonds of the One Hundred Fifth Series and the One Hundred Sixth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company from the Predecessor Company on January 1, 2002 (except any herein or in the Original Indenture expressly excepted), now owned by the Company, together with (a) those properties and franchises acquired by the Company from the Predecessor Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (i) to maintain, renew and preserve the franchises covered by the Mortgage, or (ii) to maintain the property mortgaged and intended to be mortgaged under the Mortgage as an operating system or systems in good repair, working order and condition, or
(iii) in rebuilding or renewal of property subject to the lien of the Mortgage damaged or destroyed, or (iv) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, subject to the lien of the Mortgage, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this Sixty-fifth Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline of the Company, up to the point of connection with any distribution system; (7) the Company's franchise to be a corporation; and (8) properties or franchises owned by the Company as of January 1, 2002 or thereafter acquired (by purchase, consolidation, merger, donation, construction, erection or in any other way), except (a) those acquired by it from the Predecessor Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (i) to maintain, renew and preserve the franchises covered by the Mortgage, or (ii) to maintain the property mortgaged and intended to be mortgaged under the Mortgage as an operating system or systems in good repair, working order and condition, or
(iii) in rebuilding or renewal of property subject to the Lien of the Mortgage damaged or destroyed, or (iv) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the Lien of the Mortgage, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this Sixty-fifth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

         IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Sixty-fifth Supplemental Indenture being supplemental to the Original Indenture.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                                   ARTICLE I.
                        ONE HUNDRED FIFTH SERIES OF BONDS

     SECTION 1.1 There shall be a series of bonds designated "6.375% Series due 2015" (herein sometimes referred to as the One Hundred Fifth Series), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which was established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One Hundred Fifth Series may be issued in one or more tranches, shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); each bond of the One Hundred Fifth Series shall mature on January 15, 2015, shall bear interest at the rate of 6.375% per annum, payable semi-annually on January 15 and July 15; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the One Hundred Fifth Series shall be dated as in Section 2.03 of the Original Indenture provided.

     Each bond of the One Hundred Fifth Series shall be issued to, and registered in the name of, and delivered to The Bank of New York, as trustee (the 2002 Trustee) under an Indenture and Deed of Trust dated as of May 1, 2002 (the 2002 Indenture), to provide for the payment when due (whether at maturity, by acceleration or otherwise) of the principal and interest on the Securities (as defined in the 2002 Indenture) to be issued from time to time under the 2002 Indenture. The bonds of the One Hundred Fifth Series shall not be transferable by the 2002 Trustee except to a successor trustee under the 2002 Indenture. Bonds of the One Hundred Fifth Series so transferable to a successor trustee under the 2002 Indenture may be transferred at the principal office of the Trustee in the Borough of Manhattan, The City of New York. Any payment by the Company under the 2002 Indenture of the principal of or premium, if any, or interest, if any on the securities which shall have been authenticated and delivered under the 2002 Indenture on the basis of the issuance and delivery to the 2002 Trustee of bonds of the One Hundred Fifth Series (other than by the application of the proceeds of a payment in respect of such bonds) shall, to the extent hereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of, or premium, or interest on such bonds, as the case may be, which is then due.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of, or interest on any bond of the One Hundred Fifth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2002 Trustee, signed by an authorized officer thereof, stating that the principal of specified bonds of the One Hundred Fifth Series has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

     Each holder of a bond of the One Hundred Fifth Series by acceptance thereof consents that the bonds of the One Hundred Fifth Series may be redeemable at the option of the Company or pursuant to the requirements of the Mortgage in whole at any time, or in part from time to time, prior to maturity, without notice provided in Section 52 of the Mortgage, at the principal amount of the bonds to be redeemed, in each case, together with accrued interest to the date fixed for redemption by the Company in a notice delivered on or before the date fixed for redemption by the Company to the Trustee and to the holders of the bonds to be redeemed.

     The bonds of the One Hundred Fifth Series shall also be redeemed, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date of payment of such principal amount, upon receipt by the Trustee of a written notice from the 2002 Trustee (i) delivered to the Trustee and the Company, (ii) signed by its President or any Vice President, (iii) stating that an Event of Default has occurred under the 2002 Indenture and is continuing and that, as a result, there then is due and payable a specified amount with respect to the Securities outstanding under the 2002 Indenture, for the payment of which the 2002 Trustee has not received funds, and (iv) specifying the principal amount of the bonds of the One Hundred Fifth Series to be redeemed. Delivery of such notice shall constitute a waiver by the 2002 Trustee of notice of redemption under the Mortgage.

         At the option of the registered owner, any bonds of the One Hundred

Fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series with the same interest rate and maturity date of other authorized denominations.

                                  ARTICLE II.
                        ONE HUNDRED SIXTH SERIES OF BONDS

     SECTION 2.1 There shall be a series of bonds designated "7.250% Series due 2033" (herein sometimes referred to as the One Hundred Sixth Series), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which was established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One Hundred Sixth Series may be issued in one or more tranches, shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); each bond of the One Hundred Sixth Series shall mature on January 15, 2033, shall bear interest at the rate of 7.250% per annum, payable semi-annually on January 15 and July 15; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the One Hundred Sixth Series shall be dated as in Section 2.03 of the Original Indenture provided.

     Each bond of the One Hundred Sixth Series shall be issued to, and registered in the name of, and delivered to the 2002 Trustee, to provide for the payment when due (whether at maturity, by acceleration or otherwise) of the principal and interest on the Securities (as defined in the 2002 Indenture) to be issued from time to time under the 2002 Indenture. The bonds of the One Hundred Sixth Series shall not be transferable by the 2002 Trustee except to a successor trustee under the 2002 Indenture. Bonds of the One Hundred Sixth Series so transferable to a successor trustee under the 2002 Indenture may be transferred at the principal office of the Trustee in the Borough of Manhattan, The City of New York. Any payment by the Company under the 2002 Indenture of the principal of or premium, if any, or interest, if any on the securities which shall have been authenticated and delivered under the 2002 Indenture on the basis of the issuance and delivery to the 2002 Trustee of bonds of the One Hundred Sixth Series (other than by the application of the proceeds of a payment in respect of such bonds) shall, to the extent hereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of, or premium, or interest on such bonds, as the case may be, which is then due.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of or interest on any bond of the One Hundred Sixth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2002 Trustee, signed by an authorized officer thereof, stating that the principal of specified bonds of the One Hundred Sixth Series has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

     Each holder of a bond of the One Hundred Sixth Series by acceptance thereof consents that the bonds of the One Hundred Sixth Series may be redeemable at the option of the Company or pursuant to the requirements of the Mortgage in whole at any time, or in part from time to time, prior to maturity, without notice provided in Section 52 of the Mortgage, at the principal amount of the bonds to be redeemed, in each case, together with accrued interest to the date fixed for redemption by the Company in a notice delivered on or before the date fixed for redemption by the Company to the Trustee and to the holders of the bonds to be redeemed.

     The bonds of the One Hundred Sixth Series shall also be redeemed, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date of payment of such principal amount, upon receipt by the Trustee of a written notice from the 2002 Trustee (i) delivered to the Trustee and the Company, (ii) signed by its President or any Vice President, (iii) stating that an Event of Default has occurred under the 2002 Indenture and is continuing and that, as a result, there then is due and payable a specified amount with respect to the Securities outstanding under the 2002 Indenture, for the payment of which the 2002 Trustee has not received funds, and (iv) specifying the principal amount of the bonds of the One Hundred Sixth Series to be redeemed. Delivery of such notice shall constitute a waiver by the 2002 Trustee of notice of redemption under the Mortgage.

     At the option of the registered owner, any bonds of the One Hundred Sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series with the same interest rate and maturity date of other authorized denominations.

                                  ARTICLE III.
                            MISCELLANEOUS PROVISIONS

     SECTION 3.1 Subject to the amendments provided for in this Sixty-fifth Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this Sixty-fifth Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

     SECTION 3.2 The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part of this Sixty-fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-fifth Supplemental Indenture.

     SECTION 3.3 Whenever in this Sixty-fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-fifth Supplemental Indenture contained, by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 3.4 Nothing in this Sixty-fifth Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-fifth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-fifth Supplemental Indenture contained, by or on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 3.5 This Sixty-fifth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, ONCOR ELECTRIC DELIVERY COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                      ONCOR ELECTRIC DELIVERY COMPANY


                                      By /s/ Scott Longhurst
                                        ----------------------------------------
                                             Scott Longhurst
                                             Senior Vice President




Attest:


/s/ John F. Stephens, Jr.
--------------------------------------
John F. Stephens, Jr.
Assistant Secretary



Executed, sealed and delivered by
ONCOR ELECTRIC DELIVERY COMPANY in the
presence of:



--------------------------------------


--------------------------------------

                                      THE BANK OF NEW YORK,
                                      Trustee


                                      By /s/ Remo Reale
                                        ----------------------------------------
                                             Remo J. Reale
                                             Vice President


Attest:


/s/ Michael Pitfick
--------------------------------------
Michael Pitfick
Assistant Vice President



Executed, sealed and delivered by
THE BANK OF NEW YORK
in the presence of:



--------------------------------------


--------------------------------------

STATE OF TEXAS                 )
                               ) SS.:
COUNTY OF DALLAS               )

     Before me, a Notary Public in and for said State, on this day personally appeared Scott Longhurst, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of ONCOR ELECTRIC DELIVERY COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 19th day of December, 2002.


                                      /s/ Juli Simpson
                                      ------------------------------------------
                                      Notary Public, State of Texas
                                      My Commission Expires October 19, 2003

STATE OF NEW YORK              )
                               ) SS.:
COUNTY OF NEW YORK             )

     Before me, a Notary Public in and for said State, on this day personally appeared Remo J. Reale, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 19th day of December, 2002.


                                      /s/ William J. Cassels
                                      ------------------------------------------
                                      WILLIAM J. CASSELS
                                      Notary Public, State of New York
                                      No. 01CA5027729
                                      Qualified in Bronx County
                                      Commission Expires ___________